UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  November 3, 2005
                                                          (November 3, 2005)

                                Kaman Corporation
             (Exact name of registrant as specified in its charter)


                                   Connecticut
                 (State or other jurisdiction of incorporation)

                     0-1093                                   06-0613548
            (Commission File Number)                        (IRS Employer
                                                           Identification No.)
            1332 Blue Hills Avenue,
            Bloomfield, Connecticut                              06002
    (Address of principal executive offices)                   (Zip Code)

                                 (860) 243-7100
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communication pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03.   Material Modification to Rights of Security Holders

             Pursuant to the recapitalization described below, on November 3, 2005, each share of Class A common stock, par value $1.00, became one share of common stock, par value $1.00, entitled to one vote per share on matters which require approval by the holders of common stock. Prior to the recapitalization, holders of Class A common stock were generally not entitled to vote other than as required by law for certain extraordinary transactions or authorizations of additional shares of common or preferred stock.

Item 8.01.   Other Events.

             On November 3, 2005, the Company announced that it has completed its recapitalization by filing an amended and restated certificate of incorporation with the Secretary of State of the State of Connecticut. Pursuant to the recapitalization, each share of Class A common stock has become one share of common stock, par value $1.00, entitled to one vote per share, and each share of Class B common stock has been reclassified and converted into 3.58 shares of common stock or, alternatively, at the election of the holder of the shares,
1.84 shares of common stock and an amount in cash equal to $27.10.

             Beginning November 4, 2005, shares of the company's common stock will trade on The NASDAQ National Market under the symbol "KAMN." Giving effect to the recapitalization, there are approximately 23.9 million shares of common stock outstanding.

             In connection with the recapitalization, the company also amended its certificate of incorporation in order to enhance the ability of the board of directors to take actions in the longer term interests of the company and its shareholders. Such amendments included (i) dividing the company's board of directors into three classes serving staggered terms; (ii) the certificate of incorporation providing for a minimum of three and a maximum of 15 directors, with the actual number of directors established by the board of directors in accordance with the bylaws; (iii) limiting the ability of shareholders to remove directors by requiring cause and the affirmative vote of a majority of the shares entitled to vote thereon; and (iv) requiring a supermajority vote of the voting stock to amend, repeal or modify certain provisions of the certificate of incorporation and bylaws.

             The company also amended its bylaws to provide that the ability to call a special meeting of shareholders would be limited such that (i) a special meeting of shareholders may only be called by (1) the president or by majority vote of the board of directors or (2) one or more shareholders holding in the aggregate at least 35% of the total number of shares entitled to vote on any issue proposed to be considered at such meeting and (ii) a shareholder's notice of board nominations or other business to be brought before an annual meeting of shareholders generally must be delivered not less than 75 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain certain required information.

             The company's amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 3.1          Amended and Restated Certificate of Incorporation of
                     Kaman Corporation

Exhibit 3.2          Amended and Restated Bylaws of Kaman Corporation

Exhibit 99.1         Press Release, dated November 3, 2005


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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            KAMAN CORPORATION


                                            By: /s/ Robert M. Garneau
                                                ------------------------
                                                Robert M. Garneau
                                                Executive Vice President and
                                                Chief Financial Officer

Dated: November 3, 2005

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                                INDEX TO EXHIBITS

Exhibit 3.1         Amended and Restated Certificate of Incorporation of
                    Kaman Corporation

Exhibit 3.2         Amended and Restated Bylaws of Kaman Corporation

Exhibit 99.1        Press Release, dated November 3, 2005